Exhibit 10.17

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED

BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS

DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

CO-DEVELOPMENT AND PURCHASING AGREEMENT

This Co-Development and Purchasing Agreement (“Agreement”) is entered into as of June 16, 2020 (“Effective Date”), by and between ANDON Health Co. Ltd., a China corporation with offices at No. 3 Jinping Street, Ya’an Road, Nankai District, Tianjin 300190, People’s Republic of China / 天津市南开区雅安道金平路3号, 邮编：300190 (“ANDON”), and ATCOR Medical Pty Ltd., a NSW Australian limited company, with offices at Suite 303, 15 Lime Street, Sydney, NSW 2000, Australia (“ATCOR”). Each of the parties may be referred to herein as a “Party” and, together, as the “Parties”.

WHEREAS, ATCOR is engaged in the business of designing and commercializing connected devices and wish to have certain products to be manufactured by ANDON on the basis of this Agreement.

WHEREAS, ANDON is engaged in the business of manufacturing healthcare electronics and is willing to manufacture and supply such products to ATCOR on the basis of this Agreement, and ATCOR is willing to purchase such products from ANDON on the basis of this Agreement.

NOW THEREFORE, in consideration of the promises and agreements set forth herein, the Parties, each intending to be legally bound hereby, do agree as follows:

1.	DEFINITIONS. Capitalized terms used herein shall have the following meanings unless otherwise defined in the Agreement:

	1.1	“Agreement” shall mean this agreement, together with all attachments hereto now and hereafter signed by ANDON and ATCOR.

	1.2	“Alpha Units” shall mean prototype devices developed by [***], which device shall have [***] integrated and can be [***] by ATCOR.

	1.3	“ATCOR BPM” shall mean the [***] with ATCOR Technology added through the [***] as well as branding and artwork modifications per specifications defined by ATCOR. See “Attachment D” for the list of components included in the complete ATCOR BPM product.

	1.4	“ATCOR Technology” shall mean (a) all discoveries, inventions, information, trade secrets and materials, regardless of patentability, that are owned, licensed to or controlled by ATCOR as of the Effective Date or at any time during the Term to the extent related to the SphygmoCor Central Blood Pressure Monitor and any [***] thereof, including without limitation, [***]; and (b) all patent rights or other Intellectual Property Rights owned, licensed to or controlled by ATCOR to the extent they cover any of the foregoing.

	1.5	“BP” is the acronym for “blood pressure”.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.6	“[***]” shall mean the [***] developed by ATCOR for [***] into the [***]. See the [***] and [***], attached as Attachments B and C, respectively.

1.7	“[***]” shall mean the [***] as described in [***] and attached hereto as Attachment A.

1.8	“Confidential Information” shall mean any information and data of a confidential nature disclosed by either Party to the other Party, including but not limited to proprietary, developmental, technical, marketing, sales, operating, performance, cost, know-how, policy, business, and process as well as information, computer programming techniques, and all record bearing media containing or disclosing such information or technique. Without limiting the generality of the foregoing, Confidential Information shall hereby be deemed to include the existence and substance of this Agreement, the services to the provided hereunder and any information disclosed or discovered in connection with this Agreement. Confidential information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures.

1.9	“Intellectual Property Rights” shall mean all industry and other intellectual property rights comprising or relating to: (a) patents; (b) trademarks, service marks, trade dress rights and similar designation of origin and rights therein; (c) all rights in mask works, and all mask work registrations and applications; (d) internet domain names that are registered by any authorized private registrar of governmental authority, web addresses, web pages, website and URLs; (e) works of authorship, expressions, designs and design registrations, whether copyrightable, including copyrights and copyrightable works, software, firmware, application programming interfaces, architecture, files, records, schematics, data, data files and databases, and other specifications and documentation; (f) rights in trade secrets and confidential information; and (g) all industrial and other intellectual property rights and all rights, interests and protections.

1.10	“Products” shall mean any such product ordered by ATCOR from ANDON, as described in purchase orders, according to specifications (such as, but not limited to, regarding project development and supporting services) and Quality Requirements defined by ATCOR.

1.11	“Product [***]” shall mean the [***] for the Products set out in Attachments F & Attachment G.

1.12	“Quality Requirements” shall have the meaning set forth in Section 5.1.

1.13	“Term” shall mean the period beginning on the Effective Date and ending three (3) years after the Effective Date.

1.14	“UX/UI” is acronym for “user experience/user interface”.

2.	PRODUCT DEVELOPMENT AND INTELLECTUAL PROPERTY RIGHTS

	2.1	Intellectual Property Ownership. ATCOR is the sole and exclusive owner of all the associated Intellectual Property Rights related to ATCOR Technology and ATCOR BPM as well as the exclusive right to distribute the purchased product, in any territory.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.2	No Interest. Except as may be expressly granted herein, this Agreement does not grant ANDON any license, interest, or right in respect of any Intellectual Property Rights of ATCOR, including without limitation any ATCOR Technology, whether expressly or implied.

2.3	Services Provided by ANDON. The following development work and services shall be performed or undertaken by ANDON:

	2.3.1	Purchase [***] from ATCOR ([***]), [***], and provide ATCOR with Alpha Units for [***] development.

	2.3.2	Implement UX/UI as well as branding and button artwork for the ATCOR BPM and companion cuffs.

	2.3.3	Provide ATCOR with draft of user manual and quick start guide for review and revisions. ANDON shall be the owner of the documentation, and ATCOR shall be the reviewer and approver of the documentation.

	2.3.4	Perform verification testing of the ATCOR BPM devices, including integration testing and system testing as defined by requirements for regulatory submissions listed below in Section 2.3.9.

	2.3.5	Provide clinical validation report of noninvasive brachial artery systolic and diastolic blood pressure and heart rate parameters to the standards required for submission in Section 2.3.9.

	2.3.6	Draft final manufacturing specifications for Products.

	2.3.7	Implement changes to packaging graphics for Products to create up to two (2) versions of packaging graphics.

	2.3.8	Provide Chinese translations for text displayed on ATCOR BPM as well as user manual, quick start guide and product packaging.

	2.3.9	File regulatory submissions for FDA 510(k) clearance in the United States, NMPA approval in People’s Republic of China, and EU MDR (Regulation 2017/745) CE Mark in the European Union, as the legal manufacturer of the Products. In the event that ATCOR requests ANDON to file regulatory submissions for additional markets, the Parties shall jointly agree on any additional countries to file regulatory submissions for the Products prior to ANDON filing any such regulatory submission.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.4	Services Provided by ATCOR. The following development work and services shall be performed or undertaken by ATCOR:

	2.4.1	Sell and supply to ANDON the [***] that ANDON will use as part of the ATCOR BPM device at [***]. ATCOR is responsible for conducting [***] in order to ensure [***] are [***] prior to delivery to ANDON.

	2.4.2	Provide ANDON with support for [***] of [***] into [***].

	2.4.3	Use Alpha Units supplied by ANDON in Section 2.3.1 for [***] development.

	2.4.4	Provide ANDON with [***] for manufacturing. The [***] will be [***]with final [***] containing [***] developed in Section 2.4.2.

	2.4.5	Conduct clinical validation study to demonstrate equivalence to currently accepted industry standards for central BP-related parameters and indices that will be displayed on the Product.

	2.4.6	Provide ANDON with clinical validation report of central BP parameters and indices for regulatory filings set forth in Section 2.3.9.

	2.4.7	Provide ANDON with changes to user manual and quick start guide files in English.

	2.4.8	Provide artwork and labeling for ATCOR BPM device face as well as packaging for up to [***] versions of Products.

	2.4.9	Provide material colors and branding artwork for up to [***] sets of cuffs.

	2.4.10	Provide UX/UI wireframes, including button click sequence or up to [***] versions of ATCOR BPM.

2.5	Development Cost and Payment.

	2.5.1	ANDON’s good faith estimate for the total development cost of the services to be provided or performed by ANDON under Section 2.3 is [***] (“Target Development Cost”). The Target Development Cost will be [***]. It is understood that the total development cost will not exceed the Target Development Cost unless ATCOR requests additional changes to the Product Specifications or Quality Requirements.

	2.5.2	ATCOR shall pay ANDON according to the following payment plan, with each payment amount being determined on the basis of the Target Development Cost.

Payment	Time of Payment
[***]%	Upon execution of Agreement.
[***]%	Upon delivery of prototypes by ANDON or three (3) months from execution of Agreement, whichever is earlier.
[***]%	Upon commencement of clinical validation study by ATCOR, or three (3) months from delivery of prototypes, whichever is earlier.
[***]%	Upon receiving FDA 510(k) clearance.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.	RENEWAL AND EXTENSION

3.1	This Agreement may be renewed or extended only upon the written agreement of the Parties at least three (3) months before the end of Term. If such written agreement is not entered into, this Agreement shall terminate and be of no further effect upon expiration of the Term.

4.	PURCHASING AND PRICING

4.1	Forecast. ANDON will make inquiries to ATCOR for material preparation permission according to lead time and minimum order quantity as may be determined by ATCOR.

4.2	Pricing. Below is ANDON’s good faith estimates for unit price for ATCOR BPM. Final unit prices payable, however, shall be subject to actual progress of development and efficiency in integration of [***] and as may be set forth in the purchase orders. The price of the Chameleon Chip is not included in the expected unit prices below. Additional costs associated with [***] and ATCOR designated data flash chip shall be added to the expected unit price for each batch when ATCOR places the order.

Single Order Volumes (Units)	Expected Unit Price
Single order < [***] units	Maximum of RMB [***]
Single order >= [***] units accumulated historical volume < [***] units	Maximum of RMB [***]
Single order >= [***] units accumulated historical volume > [***] units	Maximum of RMB [***]
Accumulated historical volume > [***] units	Maximum of RMB [***]

Regardless of single order size, for each shipment of less than [***] units, an additional shipping-related charge of RMB [***] would be added to the invoice.

4.3	Purchasing. Each purchase order for ATCOR BPM issued by ATCOR to ANDON shall specify quantity, unit price and shipment dates. Order confirmation shall be sent by ANDON to ATCOR normally within five (5) business days of receipt of purchase order. With respect to the number of ATCOR BPM ordered by ATCOR, the Parties agree that ANDON will order and purchase the corresponding number of [***] pursuant to Section 2.3.1 above.

4.4	Production Plan. The Parties shall give their best efforts to formulate and agree on a production plan that accommodates the needs and constraints of both Parties (“Production Plan”). ANDON undertakes to confirm Production Plan at least [***] weeks prior to production date. ATCOR will also provide a shipment plan based on the Production Plan [***] weeks prior to shipment.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.	ADDITIONAL OBLIGATIONS

In addition to other provisions of this Agreement, ANDON shall take on the following responsibilities and obligations:

5.1	Quality Requirement. ANDON undertakes to manufacture and supply according to the requirements of a purchase order and deliver on time according to the Production Plan supplied by ATCOR. ANDON respects the quality standards and quality assurance obligations agreed by both Parties per Quality Agreement attached hereto as Attachment E (“Quality Requirements”).

5.2	Communications. ANDON shall assign a designated person or project liaison who is able to communicate in English with ATCOR directly. ANDON shall also provide detailed project information required by ATCOR from time to time, including, but not limited to, schedules, technical documents, specifications and standards.

5.3	Regulatory Requirements. ANDON is the manufacturer of the Products and therefore is responsible for all regulatory filings as described in Section 2.3.9. If there is a delay or failure to the registration due to documentation around the [***] or ATCOR App, ATCOR shall take responsibility.

5.4	Product Warranty. The warranty period for the Products is listed in the product requirements attached hereto as Attachments F. Products manufactured shall meet the Product Specifications and Quality Requirements. Products that do not conform with the Product Specifications and/or Quality Requirements or that are defective due to manufacturing or design issues (such non-conformity or defect being “Defective”) shall be replaced, free of charge, and returned at ANDON’s expense. ATCOR has the option to inspect the Products at ANDON’s factory for every lot after the Products have been manufactured and before they are delivered per Section 6.3 of this Agreement. Products found to be defective or non-compliant from such inspection by ATCOR shall be replaced, free of charge, by ANDON. ATCOR will be responsible for replacement requests from users in connection with post sale warranty claims. ATCOR shall then request repair/replacement directly from ANDON insofar as such warranty claims involve Defective Products. ANDON also agrees that:

	5.4.1	it will provide 0.7% additional units of Products per order at no additional charge for ATCOR to handle the regular post-sale warranty and repair service claims; and

	5.4.2	if more than 5% of the units in a particular order are found to be Defective in the same or similar manner, the entire shipment shall be deemed to be Defective due to ANDON’s manufacturing or design defects, and ANDON shall repair or replace the entire shipment of units free of charge to ATCOR. Provided, that, if the parties determined that the defect with the Product was caused solely by ATCOR Technology then such Product shall not be deemed Defective.

	5.4.3	Other situations relating to the inspection or Defect of the Products that are not covered in this Section 5.4 could be revisited and separately negotiated and agreed by both parties from time to time as may be necessary.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.	DELIVERY AND INSPECTION

6.1	Product Delivery. ANDON shall ship all Products according to purchase orders to Port of Tianjin and ANDON shall make these deliveries at the appointed time in accordance with each purchase order.

6.2	Packing and Packaging. ANDON shall package all shipments hereunder in accordance with standard commercial practices for shipment of goods that are the same or substantially similar. Each shipment shall contain a packing list indicating the order number, shipping symbols, serial numbers, weights, measurements, and other means of identification as may be directed by ATCOR or reasonably necessary to facilitate due delivery.

6.3	Transfer of Risks. With Incoterm FOB Port of Tianjin for ocean shipments and FCA Tianjin Binhai International Airport (TSN) or Beijing Capital International Airport (PEK) for air shipment, ANDON shall take on respective relevant expense and risk before shipment arrives at location designated by ATCOR.

6.4	Additional Fees. Regardless of volume of Products specified by purchase order, if any shipment is less than [***] units of Product, ATCOR will be billed an additional RMB [***] fee.

7.	CONFIDENTIALITY

7.1	ANDON undertakes (i) not to use the Confidential Information for any purpose except in connection with the performance of this Agreement, without first obtaining the written consent from ATCOR; (ii) not to copy or store the Confidential Information unless strictly necessary for the performance of the Agreement; (iii) to carry out all the necessary procedures to protect the Confidential Information with as much care as if it was its own Confidential Information; (iv) not to disclose any Confidential Information to any third party except with the prior written consent from ATCOR; (v) to inform ATCOR within the shortest possible delay of any breach or suspected breach of the Agreement, including breach or suspected breach of confidentiality obligations under this Section 7.1; and (vi) not to execute and reverse engineering on the Confidential Information. ANDON may disclose the Confidential Information only to its own employees, or affiliate, who have the need to know or to receive such information in connection with this Agreement. Such persons shall be bound by the same duty of confidentiality as the one borne by ANDON.

7.2	ANDON shall, on request from ATCOR, (a) return all originals and copies (in tangible form or stored in storage or memory devices) of ATCOR’s Confidential Information and all other material provided by ATCOR hereunder that is in ANDON’s possession or control, and (b) provide ATCOR with a written statement certifying that it has complied with the foregoing obligations. ANDON shall not retain any copies of ATCOR Confidential Information.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.	LIMITATION OF USE

For purposes of clarification, except as expressly permitted by another provision of this Agreement, ANDON shall not itself, or through any affiliate, employee, representative, agent, related-party or third party, use, reproduce, perform, display or exploit, reproduce, commercialize or otherwise utilize ATCOR Technology (or permit any of the same) other than for the purpose of the performance of its obligations under this Agreement. Without limiting the foregoing, ANDON shall not itself, or through any affiliate, employee, representative, agent, related-party or third party: (a) sell, re-sell, lease, license, or sublicense the ATCOR Technology and ATCOR BPM (except as expressly permitted by ATCOR); (b) decompile, disassemble, reverse engineer, or otherwise attempt to derive source code from the ATCOR Technology or ATCOR BPM, in whole or in part; (c) modify or create derivative works from ATCOR Technology or ATCOR BPM; (d) use the ATCOR Technology to provide services to third parties or for any reason other than the purpose of this Agreement or (e) otherwise receive value for the use ATCOR Technology or ATCOR BPM.

9.	INDEMNIFICATION

	9.1	ANDON agrees to defend, indemnify and hold harmless ATCOR and its officers, directors, shareholders, employees, advisors and affiliates from and against third party claims and all liability (including, but not limited to, reasonable expense of litigation and settlement of such claims), assessments, losses, costs or damages (“Losses”) resulting from or arising out of ANDON’s infringement or violation of any intellectual property, other rights or privacy of a third party.

	9.2	ATCOR agrees to defend, indemnify and hold harmless ANDON from and against Losses resulting from third party claims against ANDON on the basis that use of the [***] and UX/UI provided by ATCOR infringes or violates the intellectual property or other rights of such third party.

10.	REPRESENTATIONS

Both Parties represent that the following is true, complete and correct on the Effective Date:

	10.1	Capacity to Perform. Either Party has taken all necessary corporate actions for signing this Agreement and for performing its obligations under this Agreement. There are no legal proceedings, arbitration, or other legal, administrative procedures, or government investigation (collectively referred to as “Procedures”) or threat of such Procedures that affects the Party’s ability to enter into or to fulfill its obligations under this Agreement.

	10.2	Regulation Compliance. Signature, submission and performance of this Agreement does not violate any of either Party’s business licenses, articles of association and other company documents, no matter what form presented, and also does not violate the binding of any laws, regulations and the provisions of the contract documents.

11.	RELATIONSHIPS

None of the provisions of this Agreement is intended to create, nor shall be deemed or construed to create, any relationship between the Parties hereto other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions of this Agreement.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

12.	TERMINATION

Either Party may terminate this Agreement (a) upon [sixty (60) days] written notice to the other Party in the event that central BP algorithm development, as described in Sections 2.3.1. and 2.4.2, cannot be successfully completed on the Alpha Units; (b) if the other Party breached any of the terms of this Agreement and fails to cure such breach within thirty (30) days from the date of notification by the non-breaching Party; and (c) if the other Party becomes subject of any voluntary or involuntary bankruptcy, receivership or insolvency which adversely affects such Party’s ability to perform its obligations under this Agreement.

13.	SURVIVAL

Any terms and conditions that by their nature or otherwise reasonably should survive a cancellation or termination of this Agreement shall also be deemed to survive.

14.	AMENDMENTS

No amendment or modification to this Agreement shall be effective unless in writing and signed by both parties.

15.	ASSIGNMENT

Neither party shall assign or transfer any of its rights or obligations hereunder to any third party without the other Party’s prior written consent.

16.	WAIVER

The failure of either Party at any time to require performance by the other Party of any of the provisions hereof shall not operate as a waiver of the first Party’s right to require strict performance of the same or other provisions thereafter.

17.	GOVERNING LAW; DISPUTE RESOLUTION

The Agreement shall be governed by the laws of the People’s Republic of China. Any dispute arising from explanation or performance of this Agreement shall first be solved through friendly consultation solution by both Parties. In case no settlement is reached by the Parties, the dispute(s) shall be submitted binding arbitration before and under auspice of the Singapore International Arbitration Centre. Notwithstanding anything to the contrary herein, the Agreement is in the English language only, which will be controlling in all respects. No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in a determination of the intent of either Party.

18.	SIGNATURE

This Agreement is written in duplicate originals that should be held by each Party. Both copies shall be of equal legal effect after being signed or stamped by both Parties or the authorized representatives thereof.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives as of the Effective Date.

ATCOR MEDICAL PTY LTD.		ANDON HEALTH CO. LTD.

Authorized Representative:		Authorized Representative:
Craig Cooper		Wang Yong
CEO		VP

Signature:		Signature:

	/s/ Craig Cooper		/s/ Wang Yong

Date:	September 4, 2020	Date:	August 26, 2020

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ATTACHMENT A: [***]

[ATTACHMENT]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ATTACHMENT B: [***]

[ATTACHMENT]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ATTACHMENT C: [***]

[ATTACHMENT]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ATTACHMENT D: PRODUCT COMPONENTS

[***]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ATTACHMENT E: QUALITY AGREEMENT

[ATTACHMENT]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ATTACHMENT F: [***]

[ATTACHMENT]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ATTACHMENT G: [***]

[ATTACHMENT]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.